SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                           Date of Report: May 8, 1997

                                 BBN Corporation
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             (Exact name of registrant as specified in its charter)

                                 Massachusetts
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                 (State or other jurisdiction of incorporation)

      1-6435                                    04-2164398
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(Commission File Number)                 (I.R.S. Employer Identification Number)

             150 CambridgePark Drive, Cambridge, Massachusetts 02140
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               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (617) 873-2000

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         (Former name or former address,  if changed since last report.)



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Item 5.  Other Events.

BBN Corporation ("BBN") and GTE Corp. ("GTE") have entered into an agreement dated as of May 5, 1997 pursuant to which GTE would acquire BBN. Under the terms of the transaction, which was approved by the Board of Directors of both companies, GTE will shortly commence a cash tender offer to acquire all the outstanding shares of BBN common stock at a price of $29 per share. Based upon the number of shares of BBN stock currently outstanding, the equity portion of the transaction is valued at approximately $616 million. As soon as practicable following the conclusion of the tender offer, GTE would initiate a merger through which any remaining shares of BBN not otherwise purchased by GTE in the tender offer would be converted in the merger into the right to receive cash at the tender offer price.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    BBN Corporation

Dated:  May 8, 1997                                 By: /s/ Paul F. Brauneis
                                                        Paul F. Brauneis
                                                        Vice President
                                                        and Corporate Controller


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